Exhibit 99.1

5151 San Felipe
Houston, Texas 77056
NYSE: CPGX

NEWS RELEASE	May 3, 2016

Columbia Pipeline Group Reports First Quarter 2016 Earnings

HOUSTON - Columbia Pipeline Group, Inc. (NYSE: CPGX) ("CPG") reported net operating earnings from continuing operations - controlling interest (non-GAAP) of $91.3 million for the three months ended March 31, 2016, compared with $90.0 million for the prior-year period.
Operating earnings (non-GAAP) for the first quarter were $180.2 million compared with $162.7 million for the prior-year period. For the first quarter, Adjusted EBITDA (non-GAAP) was $223.8 million compared with $198.1 million for the prior-year period. Additionally, Distributable Cash Flow (non-GAAP) was $161.4 million for the first quarter compared with $150.4 million for the prior-year period. Please refer to Schedules 1 and 2 in the financial tables below for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
On a GAAP basis, CPG reported income from continuing operations - controlling interest for the three months ended March 31, 2016 of $72.0 million compared with $90.0 million for the prior-year period. Operating income for the first quarter was $151.7 million compared with $162.7 million for the prior-year period.
As previously announced, on March 17, 2016, CPG entered into an agreement and plan of merger to be acquired by a subsidiary of TransCanada Corporation (NYSE: TRP) ("TransCanada"). The acquisition is expected to close in the second half of 2016.
“This quarter’s performance was strong by any measure,” said CPG Chairman and Chief Executive Officer Robert C. Skaggs, Jr. “The CPG Team continues to maintain its singular focus on the execution of our business plan and on meeting all of our stakeholder commitments.”
Skaggs also noted that CPG’s growth and modernization investments continue to progress according to plan. Notable developments in the first quarter included (i) the approval by the Federal Energy Regulatory Commission (the “FERC”) of a customer settlement to extend and expand Columbia Gas Transmission’s modernization program for an additional three years through 2020; and (ii) CPG’s filing of certificate applications with the FERC for its Mountaineer XPress and Gulf XPress projects. The projects involve a combined investment of $2.7 billion and are targeted to be placed in service during the fourth quarter of 2018.
Three Months Ended March 31, 2016 Operating Results
A comparison of operating results for the three months ended March 31, 2016 to the three months ended March 31, 2015 is summarized below.
Operating revenues, excluding the impact of trackers, increased by $34.6 million, primarily due to higher demand margin revenue from growth projects placed into service, partially offset by a decrease in mineral rights royalty revenue.
Operating expenses, excluding the impact of trackers, increased by $17.6 million, primarily due to higher depreciation and amortization, increased employee and administrative costs, higher outside service costs, increased property and other taxes and decreased gains on the conveyances of mineral interests. These variances were partially offset by decreased maintenance expenses.
Equity earnings increased by $0.5 million.
Other income (deductions) for the three months ended March 31, 2016 reduced income by $22.4 million compared with a reduction in income of $13.7 million in the same period in 2015. The variance was primarily due to an increase in interest expense resulting from the issuance of long-term debt in May 2015, partially offset by Allowance for Funds Used During Construction.
The effective tax rate of net operating earnings was 32.9% compared with 34.8% for the same period in 2015. The 1.9% decrease is primarily due to a full quarter of Columbia Pipeline Partners LP ("CPPL") earnings for which the noncontrolling public limited partners are directly responsible for the related income taxes.
Non-GAAP Financial Measures
Net Operating Earnings, Adjusted EBITDA and Distributable Cash Flow
We define Net Operating Earnings as net income adjusted for transactions that are considered unusual, infrequent or not representative of underlying trends. Examples of these transactions include impairments, costs associated with CPG's separation from NiSource Inc. (the "separation") and costs associated with CPG's proposed merger with TransCanada (the "proposed merger"). We define Adjusted EBITDA as net income before interest expense, income taxes, and depreciation and amortization, plus distributions of earnings received from equity investees, less equity earnings in unconsolidated affiliates and other, net. In addition, to the extent transactions occur that are considered unusual, infrequent or not representative of underlying trends, we will remove the effect of these items from Adjusted EBITDA. Examples of these transactions include impairments, costs associated with the separation and costs associated with the proposed merger. We define Distributable Cash Flow as Adjusted EBITDA less interest expense, maintenance capital expenditures, gain on sale of assets, net cash paid for taxes and distributions to public unitholders plus proceeds from sale of assets, interest income, capital costs related to the separation and any other known differences between cash and income.
Net Operating Earnings, Adjusted EBITDA and Distributable Cash Flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentations of Net Operating Earnings, Adjusted EBITDA and Distributable Cash Flow will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measure most directly comparable to Net Operating Earnings is Net Income. The GAAP measures most directly comparable to Adjusted EBITDA and Distributable Cash Flow are Net Income and Net Cash Flows from Operating Activities. Our non-GAAP financial measures of Net Operating Earnings, Adjusted EBITDA and Distributable Cash Flow should not be considered as an alternative to GAAP net income or net cash flows from operating activities. Net Operating Earnings, Adjusted EBITDA and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash flows from operating activities. You should not consider Net Operating Earnings, Adjusted EBITDA or Distributable Cash Flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Net Operating Earnings, Adjusted EBITDA or Distributable Cash Flow may be defined differently by other companies in our industry, our definitions of Net Operating Earnings, Adjusted EBITDA or Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
About Columbia Pipeline Group, Inc.
Columbia Pipeline Group, Inc. operates approximately 15,000 miles of strategically located interstate pipeline, gathering and processing assets extending from New York to the Gulf of Mexico, including an extensive footprint in the Marcellus and Utica shale production areas. Columbia Pipeline Group, Inc. also operates one of the nation’s largest underground natural gas storage systems. Columbia Pipeline Group, Inc. is listed on the NYSE under the ticker symbol CPGX. Additional information can be found at www.cpg.com.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from CPG’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPG expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.
Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the proposed acquisition of CPG by TransCanada. In connection with the proposed merger transaction, CPG filed a preliminary proxy statement with the SEC on April 8, 2016, and intends to file other relevant documents with the SEC, including a proxy statement in definitive form (which CPG expects to commence disseminating to stockholders on or about May 18, 2016). BEFORE MAKING ANY VOTING DECISION, CPG’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
Investors and security holders will be able to obtain, free of charge, a copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and CPG’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through CPG’s website at https://www.cpg.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in Solicitation
CPG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of CPG common stock in respect of the proposed merger. Information about the directors and executive officers of CPG can be found in CPG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 18, 2016, as amended by Amendment No. 1 thereto on Form 10-K/A, filed with the SEC on April 7, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the merger, which may be different than those of CPG’s stockholders generally, will be contained in the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed merger when they become available.

FOR ADDITIONAL INFORMATION:

Bruce Connery	James Yardley
Vice President, Investor Relations	Director, Corporate Communications
(713) 386-3603	(713) 386-3366
blconnery@cpg.com	jyardley@cpg.com

Columbia Pipeline Group, Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2016	2015
Operating Revenues
Transportation revenues	$275.2	$207.5
Transportation revenues-affiliated	—	26.6
Transportation revenues-trackers	33.3	43.3
Storage revenues	49.7	36.4
Storage revenues-affiliated	—	13.2
Storage revenues-trackers	0.2	0.3
Other revenues	6.1	12.7
Total Operating Revenues	364.5	340.0
Operating Expenses
Operation and maintenance	107.1	74.8
Operation and maintenance-affiliated	—	28.0
Operation and maintenance-trackers	33.5	43.6
Depreciation and amortization	40.4	32.5
Gain on sale of assets	(2.6)	(5.3)
Property and other taxes	21.8	19.1
Total Operating Expenses	200.2	192.7
Equity Earnings in Unconsolidated Affiliates	15.9	15.4
Operating Earnings	180.2	162.7
Other Income (Deductions)
Interest expense	(29.4)	—
Interest expense-affiliated	—	(18.3)
Other, net	7.0	4.6
Total Other Deductions, net	(22.4)	(13.7)
Operating Earnings from Continuing Operations before Income Taxes	157.8	149.0
Income Taxes	51.9	51.9
Net Operating Earnings from Continuing Operations	105.9	97.1
Less: Net Operating Earnings from Continuing Operations - Noncontrolling Interest	14.6	7.1
Net Operating Earnings from Continuing Operations - Controlling Interest	91.3	90.0
GAAP Adjustment	(19.3)	—
GAAP Income from Continuing Operations - Controlling Interest	$72.0	$90.0
Basic Net Operating Earnings Per Share from Continuing Operations	$0.23	$0.28
GAAP Basic Earnings Per Share from Continuing Operations	$0.18	$0.28
Basic Average Common Shares Outstanding	400.3	317.6
Throughput (MMDth)
Columbia Gas Transmission	544.4	497.3
Columbia Gulf	153.0	145.7
Crossroads	4.6	5.1
Total	702.0	648.1

Columbia Pipeline Group, Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP
(unaudited)

	Three Months Ended March 31,

(in millions)	2016	2015
Net Operating Earnings from Continuing Operations - Controlling Interest	$91.3	$90.0
Items excluded from operating earnings
Operating Expenses:
Separation costs	(17.6)	—
Merger costs	(10.9)	—
Total items excluded from operating earnings	(28.5)	—
Other Deductions:
Income taxes - discrete items	(1.2)	—
Tax effect of above items	10.4	—
Total items excluded from net operating earnings	(19.3)	—
GAAP Income from Continuing Operations - Controlling Interest	$72.0	$90.0

Columbia Pipeline Group, Inc.
Schedule 2 – Non-GAAP Reconciliation of Adjusted EBITDA and Distributable Cash Flow
(unaudited)

	Three Months Ended March 31,
(in millions)	2016	2015
Net Income	$86.8	$97.1
Add:
Interest expense	29.4	—
Interest expense-affiliated	—	18.3
Income taxes	42.7	51.9
Depreciation and amortization	40.4	32.5
Separation costs	17.6	—
Merger costs	10.9	—
Distributions of earnings received from equity investees	18.9	18.3
Less:
Equity earnings in unconsolidated affiliates	15.9	15.4
Other, net	7.0	4.6
Adjusted EBITDA	$223.8	$198.1
Less:
Adjusted EBITDA attributable to noncontrolling interest	18.4	9.7
Adjusted EBITDA attributable to CPG	$205.4	$188.4
Net Cash Flows from Operating Activities	$170.3	$163.8
Interest expense	29.4	—
Interest expense-affiliated	—	18.3
Current taxes	2.1	15.8
Gain on sale of assets	2.6	5.3
Other adjustments to operating cash flows	22.4	(8.5)
Changes in assets and liabilities	(3.0)	3.4
Adjusted EBITDA	$223.8	$198.1
Less:
Adjusted EBITDA attributable to noncontrolling interest	18.4	9.7
Adjusted EBITDA attributable to CPG	$205.4	$188.4
Adjusted EBITDA	$223.8	$198.1
Less:
Interest expense	29.4	18.3
Maintenance capital expenditures	19.5	18.5
Separation maintenance capital expenditures	3.4	2.1
Gain on sale of assets	2.6	5.3
Net cash paid for taxes	2.1	15.8
Distributions to public unitholders	9.7	—
Add:
Proceeds from sales of assets	—	10.2
Interest income	0.9	—
Capital costs related to Separation	3.4	2.1
Distributable Cash Flow	$161.4	$150.4

Columbia Pipeline Group, Inc.
Statements of Consolidated Operations (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2016	2015
Operating Revenues
Transportation revenues	$308.5	$248.4
Transportation revenues-affiliated	—	29.0
Storage revenues	49.9	36.6
Storage revenues-affiliated	—	13.3
Other revenues	6.1	12.7
Total Operating Revenues	364.5	340.0
Operating Expenses
Operation and maintenance	169.1	118.4
Operation and maintenance-affiliated	—	28.0
Depreciation and amortization	40.4	32.5
Gain on sale of assets	(2.6)	(5.3)
Property and other taxes	21.8	19.1
Total Operating Expenses	228.7	192.7
Equity Earnings in Unconsolidated Affiliates	15.9	15.4
Operating Income	151.7	162.7
Other Income (Deductions)
Interest expense	(29.4)	—
Interest expense-affiliated	—	(18.3)
Other, net	7.0	4.6
Total Other Deductions, net	(22.4)	(13.7)
Income from Continuing Operations before Income Taxes	129.3	149.0
Income Taxes	42.7	51.9
Income from Continuing Operations	86.6	97.1
Income from Discontinued Operations-net of taxes	0.2	—
Net Income	86.8	97.1
Less: Net income attributable to noncontrolling interest	14.6	7.1
Net income attributable to CPG	$72.2	$90.0
Amounts attributable to CPG:
Income from continuing operations	$72.0	$90.0
Income from discontinued operations-net of taxes	0.2	—
Net income attributable to CPG	$72.2	$90.0
Basic Earnings Per Share
Continuing operations	$0.18	$0.28
Discontinued operations	—	—
Basic Earnings Per Share	$0.18	$0.28
Diluted Earnings Per Share
Continuing Operations	$0.18	$0.28
Discontinued Operations	—	—
Diluted Earnings Per Share	$0.18	$0.28
Basic Average Common Shares Outstanding	400.3	317.6
Diluted Average Common Shares	400.7	317.6
Dividends Declared Per Common Share	$0.26	$—

Columbia Pipeline Group Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$640.9	$930.9
Accounts receivable (less reserve of $0.3 and $0.6, respectively)	161.5	152.4
Materials and supplies, at average cost	33.2	32.8
Exchange gas receivable	12.0	19.0
Deferred property taxes	54.2	52.0
Prepayments and other	46.5	48.5
Total Current Assets	948.3	1,235.6
Investments
Unconsolidated affiliates	437.3	438.1
Other investments	13.8	13.8
Total Investments	451.1	451.9
Property, Plant and Equipment
Property, plant and equipment	9,426.0	9,052.3
Accumulated depreciation and amortization	(3,025.1)	(2,988.6)
Net Property, Plant and Equipment	6,400.9	6,063.7
Other Noncurrent Assets
Regulatory assets	182.2	177.7
Goodwill	1,975.5	1,975.5
Postretirement and postemployment benefits assets	117.7	115.7
Deferred charges and other	15.4	15.5
Total Other Noncurrent Assets	2,290.8	2,284.4
Total Assets	$10,091.1	$10,035.6

Columbia Pipeline Group Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	March 31, 2016	December 31, 2015
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$15.0	$15.0
Accounts payable	58.7	56.8
Dividends payable	53.6	—
Customer deposits	18.8	17.9
Taxes accrued	101.0	106.0
Interest accrued	37.2	9.5
Exchange gas payable	12.1	18.6
Deferred revenue	10.5	15.0
Accrued capital expenditures	88.7	100.1
Accrued compensation and related costs	28.5	51.9
Other accruals	89.9	70.0
Total Current Liabilities	514.0	460.8
Noncurrent Liabilities
Long-term debt	2,725.9	2,725.6
Deferred income taxes	1,395.3	1,348.1
Accrued liability for postretirement and postemployment benefits	48.9	49.4
Regulatory liabilities	303.6	321.6
Asset retirement obligations	25.1	25.7
Other noncurrent liabilities	94.4	91.4
Total Noncurrent Liabilities	4,593.2	4,561.8
Total Liabilities	5,107.2	5,022.6
Commitments and Contingencies
Equity
Common stock, $0.01 par value, 2,000,000,000 shares authorized; 400,383,243 and 399,841,350 shares outstanding, respectively	4.0	4.0
Additional paid-in capital	4,037.1	4,032.7
Retained earnings	14.0	46.9
Treasury stock	(6.0)	—
Accumulated other comprehensive loss	(26.6)	(27.0)
Total CPG Equity	4,022.5	4,056.6
Noncontrolling Interest	961.4	956.4
Total Equity	4,983.9	5,013.0
Total Liabilities and Equity	$10,091.1	$10,035.6

Columbia Pipeline Group Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2016	2015
Operating Activities
Net Income	$86.8	$97.1
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	40.4	32.5
Deferred income taxes and investment tax credits	40.6	36.1
Deferred revenue	(2.0)	5.3
Equity-based compensation expense and profit sharing contribution	6.2	2.1
Gain on sale of assets	(2.6)	(5.3)
Equity earnings in unconsolidated affiliates	(15.9)	(15.4)
Income from discontinued operations-net of taxes	(0.2)	—
Amortization of debt related costs	1.3	—
AFUDC equity	(6.1)	(3.5)
Distributions of earnings received from equity investees	18.9	18.3
Changes in Assets and Liabilities:
Accounts receivable	(6.6)	12.2
Accounts receivable-affiliated	—	15.2
Accounts payable	(4.4)	(15.6)
Accounts payable-affiliated	—	(8.6)
Customer deposits	0.9	0.6
Taxes accrued	(5.0)	(8.8)
Interest accrued	27.7	—
Exchange gas receivable/payable	0.5	(0.1)
Other accruals	(19.3)	(9.1)
Prepayments and other current assets	7.1	2.7
Regulatory assets/liabilities	1.5	15.3
Postretirement and postemployment benefits	(0.1)	(8.7)
Deferred charges and other noncurrent assets	(2.3)	(0.2)
Other noncurrent liabilities	2.6	1.7
Net Operating Activities from Continuing Operations	170.0	163.8
Net Operating Activities from Discontinued Operations	0.3	—
Net Cash Flows from Operating Activities	170.3	163.8
Investing Activities
Capital expenditures	(388.9)	(163.9)
Change in short-term lendings-affiliated	—	(698.0)
Proceeds from disposition of assets	—	10.2
Contributions to equity investees	(1.9)	—
Distributions from equity investees	0.2	1.3
Other investing activities	(2.0)	(2.4)
Net Cash Flows used for Investing Activities	(392.6)	(852.8)
Financing Activities
Change in short-term borrowings-affiliated	—	(232.1)
Debt related costs	(0.5)	—
Issuance of long-term debt-affiliated	—	1,217.3
Payments of long-term debt-affiliated, including current portion	—	(957.8)
Proceeds from the issuance of common units, net of offering costs	—	1,168.4
Distribution of IPO proceeds to parent	—	(500.0)
Distribution to noncontrolling interest	(9.7)	—
Acquisition of treasury stock	(6.0)	—
Dividends paid - common stock	(51.5)	—
Net Cash Flows (used for) from Financing Activities	(67.7)	695.8
Change in cash and cash equivalents	(290.0)	6.8
Cash and cash equivalents at beginning of period	930.9	0.5
Cash and Cash Equivalents at End of Period	$640.9	$7.3